Media Contact:                       Investor Contact:
--------------                       -----------------
Greg Berardi                         Dan Rumsey, General Counsel and Interim CFO
415-239-7826                         408-866-3666
greg@bluemarlinpartners.com          dan.rumsey@p-com.com


                P-COM SHAREHOLDERS APPROVE MANAGEMENT RESOLUTIONS

    ------------------------------------------------------------------------

CAMPBELL, CA (Dec. 3, 2003) - P-Com, Inc. (OTCBB:PCOM), a worldwide provider of wireless telecom products and services, today announced that shareholders approved a number of resolutions, including several to facilitate the previously announced acquisition of certain assets and liabilities of SPEEDCOM Wireless Corporation (OTCBB: SPWC).

Shareholders approved the following:

[ ] An amendment to P-Com's certificate of incorporation to increase the authorized common stock of P-Com from 69,000,000 shares to 700,000,000 shares;
[ ] An amendment to P-Com's certificate of incorporation to implement a reverse split of P-Com's common stock at a ratio between 1-for-10 and 1-for-30, at such time as determined by P-Com's Board of Directors;
[ ] An amendment to P-Com's bylaws to permit the issuance of securities that are convertible, exercisable or exchangeable into shares of P-Com common stock at a conversion, exercise or exchange price per share that is subject to downward adjustment without having to obtain the approval of the holders of a majority of P-Com's common stock;
[ ] Approval of the price-based anti-dilution feature of some of P-Com's outstanding convertible preferred stock and warrants, which were issued in connection with previous private financing transactions;
[ ] Amendments to P-Com's 1995 Stock Option/Stock Issuance Plan to increase the number of shares of P-Com common stock reserved for issuance under the Stock Option Plan from 5,786,000 shares to 77,786,000 shares, and to extend the term of the Stock Option Plan from 10 years to 15 years;
[ ] The election of John Hawkins and Samuel Smookler to the Board of Directors of P-Com, to serve for a term of three years, expiring at the 2006 annual meeting; and
[ ] The ratification of Aidman Piser & Company as independent auditors of P-Com.

"We are extremely appreciative of our shareholders' support. The resolutions approved today are important steps in our restructuring, and completing the acquisition of assets from SPEEDCOM's Wave Wireless Networking division," said Sam Smookler, Chief Executive Officer of P-Com.

In June, P-Com announced a definitive agreement to acquire the operating assets and certain liabilities of Wave Wireless Networking. The acquisition enables P-COM to expand its highly regarded spread spectrum product line with SPEEDCOM's mesh technology in its SPEEDLAN 9000 series, featured with 128-bit AES encryption. The acquisition will also enable P-Com to expand its distribution network and to grow the existing business relationships between SPEEDCOM and its customers.


About P-Com, Inc.
-----------------
P-Com, Inc. develops, manufactures, and markets point-to-point, spread spectrum and point-to-multipoint, wireless access systems to the worldwide telecommunications market. P-Com broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access associated with Business to Business and E-Commerce business processes. Cellular and personal communications service (PCS) providers utilize P-Com point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit www.p-com.com or call 408-866-3660.

Safe Harbor Statement

Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause P-Com's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to: the ability to achieve positive cash flow given the Company's existing and anticipated operating and other costs, and current sales trends; the possible need to raise additional equity capital, and whether that capital is available on acceptable terms, if at all; the Company's ability to negotiate repayment terms with many of its creditors, and settle outstanding litigation; a continued severe worldwide slowdown in the telecommunications equipment and services sector; fluctuations in customer demand, pricing and competition; reliance upon subcontractors; the ability of P-Com's customers to finance their purchases; the timing of new technology and product introductions; and the risk of early obsolescence. Many of these risks and uncertainties are beyond P-Com's control. Reference is made to the discussion of risk factors detailed in P-Com's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.


                                      # # #